UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
ORIC Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ORIC PHARMACEUTICALS, INC.

240 E. Grand Ave, 2nd Floor

South San Francisco, California 94080

Dear Stockholder:

I am pleased to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of ORIC Pharmaceuticals, Inc. (“ORIC” or the “Company”) on Wednesday, June 11, 2025 at 8:00 a.m. Pacific Time. The Annual Meeting will be held in a virtual format via live audio webcast. We believe this format affords the same rights and opportunities to participate in the Annual Meeting to all stockholders irrespective of location. You will be able to attend the Annual Meeting virtually by visiting www.proxydocs.com/ORIC, where you will be able to register to attend, listen to the meeting live, submit questions and vote online by entering the control number located on your notice of internet availability (the “Notice”) or proxy card.

The attached Notice of Annual Meeting of Stockholders and proxy statement contain details of the business to be conducted at the Annual Meeting. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting virtually, you will be able to change your vote or revoke your proxy, even if you have previously submitted your proxy. If you are a stockholder of record, voting at the special meeting will revoke any proxy that you previously submitted. If you hold your shares in “street name” and wish to vote by ballot at the annual meeting, you must present a “legal proxy” from your bank or broker.

On behalf of ORIC, I would like to thank you for your continued support.

Sincerely,

Jacob M. Chacko, M.D.
President and Chief Executive Officer

ORIC PHARMACEUTICALS, INC.

240 E. Grand Ave, 2nd Floor

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	June 11, 2025 at 8:00 a.m. Pacific Time

Place	The Annual Meeting will be a completely virtual meeting of stockholders, to be conducted via live audio webcast. You will be able to attend the Annual Meeting virtually, submit questions and vote online during the Annual Meeting by visiting www.proxydocs.com/ORIC and registering to attend.

Items of Business	The items of business at the Annual Meeting are:

•

To elect the two Class II directors named in the accompanying proxy statement to serve until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal.

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

•	To transact other business that may properly come before the Annual Meeting.

Record Date	April 16, 2025 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy Voting	Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares via the Internet, by telephone or by signing, dating, and returning the enclosed proxy card will save the expenses and extra work of additional solicitation. If you receive materials by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares electronically at the Annual Meeting, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 11, 2025. Our proxy statement and Annual Report to Stockholders are being made available on or about April 23, 2025 at www.proxydocs.com/ORIC. We are providing access to our proxy materials over the Internet under the “notice and access” rules adopted by the Securities and Exchange Commission.

By order of the Board of Directors,

Jacob M. Chacko, M.D.
President and Chief Executive Officer

April 23, 2025

The date of this proxy statement is April 23, 2025 and it is made available to stockholders on or about April 23, 2025.

Page

OTHER MATTERS	40

Fiscal Year 2024 Annual Report and SEC Filings	40

Company Website	40

ORIC PHARMACEUTICALS, INC.

PROXY STATEMENT

FOR 2025 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on June 11, 2025

This proxy statement and the enclosed form of proxy are being furnished in connection with the solicitation of proxies by our board of directors for use at our 2025 Annual Meeting of Stockholders (and any postponements, adjournments or delays thereof, the Annual Meeting). You will be able to attend the Annual Meeting virtually by visiting www.proxydocs.com/ORIC, where you will be able to register to attend, listen to the Annual Meeting live, submit questions and vote online by entering the control number on your Notice or proxy card.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

Why am I receiving these materials?

The board of directors is providing these proxy materials to you in connection with its solicitation of proxies for use at ORIC’s Annual Meeting, which will take place on June 11, 2025. Stockholders are invited to attend the Annual Meeting virtually and are requested to vote on the proposals described in this proxy statement. This proxy statement and the accompanying proxy card are being made available on or about April 23, 2025 in connection with the solicitation of proxies on behalf of the board of directors.

What proposals will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

•

the election of the two Class II directors named in this proxy statement to serve until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal; and

•	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

At the time this proxy statement was made available, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.

How does our board of directors recommend that I vote?

The board of directors recommends that you vote:

•

FOR the two Class II directors named in this proxy statement to serve until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 16, 2025, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 71,085,080 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors. The shares you are entitled to vote include shares that are (1) held of record directly in your name, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

What do I need to do to attend the Annual Meeting virtually?

You will be able to attend the Annual Meeting virtually, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.proxydocs.com/ORIC and registering to attend. To participate in the Annual Meeting, you will need the control number from your Notice or proxy card. The Annual Meeting webcast will begin promptly at 8:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

If you encounter any difficulties accessing the Annual Meeting during check-in, please call the technical support number that will be posted on the virtual meeting website.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the proxy holders designated by our board of directors or to vote in person (including virtually) at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held not in your name but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “What if I do not specify how my shares are to be voted?” for additional information.

Do I have to do anything in advance if I plan to virtually attend the Annual Meeting?

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to virtually attend and/or vote your shares electronically at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the Record Date, you may not vote your shares electronically at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. Please follow the instructions for obtaining a legal proxy provided to you by your broker, bank or other nominee.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

•

You may vote via the Internet. To vote via the Internet, go to www.proxypush.com/ORIC to complete an electronic proxy card. You will be asked to provide the control number from the Notice or proxy card you receive. If you vote via the Internet, you do not need to return a proxy card by mail.

•

You may vote by telephone. To vote by telephone, dial toll-free 866-895-6921 and follow the recorded instructions. You will be asked to provide the control number from the Notice or proxy card you receive. If you vote by telephone, you do not need to return a proxy card by mail.

•

You may vote by mail. If you receive proxy materials by mail and would like to vote by mail, you need to date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope so that it is received prior to the Annual Meeting. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of the board of directors. The board of directors recommends that you vote FOR the election of each of the two Class II directors nominated by our board of directors and named in this proxy statement and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

•

You may vote electronically while attending the Annual Meeting virtually. If you plan to attend the Annual Meeting by visiting www.proxydocs.com/ORIC, you may vote electronically during the Annual Meeting. Please have your Notice or proxy card in hand when you visit the website.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;

•	signing and returning a new proxy card with a later date;

•

delivering a written revocation to our Secretary at ORIC Pharmaceuticals, Inc., 240 E. Grand Ave, 2nd Floor, South San Francisco, California 94080, which must be received prior to the Annual Meeting; or

•	attending the Annual Meeting virtually and voting electronically during the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Why did I receive a Notice instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”) and to help reduce the environmental impact of the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice is first being mailed on or about April 23, 2025 to all stockholders entitled to vote at the Annual Meeting.

Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and the costs of our annual meetings of stockholders.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•

“FOR” the election of the two Class II directors named in this proxy statement to serve until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal (“Proposal No. 1”);

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 (“Proposal No. 2”); and

•	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements thereof.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 is a non-routine matter and Proposal No. 2 is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares on a proposal, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares on a proposal, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present (including virtually) at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. A majority of the shares of common stock outstanding and entitled to vote, in person (including virtually) or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 71,085,080 shares of common stock outstanding, which means that 35,542,541 shares of common stock must be represented in person (including virtually) or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting or the chairperson of the Annual Meeting may adjourn the meeting to a later date.

How many votes are needed for approval of each proposal?

•

Proposal No. 1: The election of two Class II directors requires a plurality of the voting power of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote on the election of directors to be approved. This means that the two nominees who receive the most FOR votes will be elected. You may vote FOR or WITHHOLD for each of the nominees. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

•

Proposal No. 2: The ratification of the appointment of KPMG LLP requires an affirmative vote of a majority of the voting power of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (i.e., Proposal No. 2) to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

What does it mean if I received more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within ORIC or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the SEC called “householding,” for stockholders who receive proxy materials by mail, under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

ORIC Pharmaceuticals, Inc.

Attention: Secretary

240 E. Grand Ave, 2nd Floor

South San Francisco, California 94080

(650) 388-5600

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results may be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2026 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 24, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

ORIC Pharmaceuticals, Inc.

Attention: Secretary

240 E. Grand Ave, 2nd Floor

South San Francisco, California 94080

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of the board of directors, (iii) provided in the certificate of designation for any class or series of preferred stock, or (iv) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2026 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 11, 2026 at 8:00 a.m., Eastern Time; and

•	not later than March 13, 2026 at 5:00 p.m., Eastern Time.

In the event that the date of the 2026 annual meeting of stockholders is changed by more than 25 days from the one-year anniversary of the date of the Annual Meeting, then notice by a stockholder of a stockholder proposal to be timely must be received by the Secretary of the Company not earlier than 8:00 a.m., Eastern Time, on the 120th day prior to such annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such annual meeting of stockholders or, if the first Public Announcement (as defined below) of the date of such annual meeting of stockholders is less than 100 days prior to the date of such annual meeting of stockholders, the 10th day following the day on which Public Announcement of the date of such annual meeting is first made. That notice must state the information required by Section 2.4 of ORIC’s bylaws, and otherwise must comply with applicable federal and state law. “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the SEC pursuant to Section 13, Section 14 or Section 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or stockholders of the Company in general of such information, including, without limitation, posting on the Company’s investor relations website.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Recommendation and Nomination of Director Candidates

You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of our bylaws containing the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently comprised of six (6) members. Our board of directors has affirmatively determined that five (5) of our six (6) directors, are independent within the meaning of the independent director requirements of The Nasdaq Stock Market LLC (“Nasdaq”). Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Upon the recommendation of our nominating and corporate governance committee, we are nominating Steven L. Hoerter and Angie You, Ph.D. for election as Class II directors at the Annual Meeting. If elected, Mr. Hoerter and Dr. You will each hold office for a three-year term until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal.

The following table sets forth the names, ages as of March 31, 2025 and certain other information for the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Director Nominees
Steven L. Hoerter(1)(2)	II	54	Director	2021	2025	2028
Angie You, Ph.D.(2)(3)	II	52	Director	2021	2025	2028
Continuing Directors
Richard Heyman, Ph.D.(1)(3)	I	67	Chairman of the Board	2015	2027	—
Lori Kunkel, M.D.(1)	I	67	Director	2020	2027	—
Jacob M. Chacko, M.D.	III	46	President, Chief Executive Officer	2018	2026	—
Mardi C. Dier(2)(3)	III	61	Director	2020	2026	—

(1)	Member of our compensation committee
(2)	Member of our audit committee
(3)	Member of our nominating and corporate governance committee

Nominees for Director

Steven L. Hoerter has served as a member of our board of directors since August 2021. From March 2019 to June 2024, Mr. Hoerter served as President and Chief Executive Officer of Deciphera Pharmaceuticals, Inc. (“Deciphera”), a commercial-stage public biotechnology company, when Deciphera was acquired by ONO Pharmaceutical. From February 2016 to March 2019, Mr. Hoerter served as the Chief Commercial Officer of Agios Pharmaceuticals, Inc., a public biotechnology company. From August 2011 to March 2015, Mr. Hoerter served as Senior Vice President, Commercial at Clovis Oncology, Inc., a biotechnology company, and from March 2015 to February 2016, he served as Chief Commercial Officer. Mr. Hoerter has served on the board of directors of C4 Therapeutics, Inc., a clinical-stage public biopharmaceutical company, since November 2024, and MBX Biosciences, a clinical-stage public biopharmaceutical company, since April 2025. Mr. Hoerter previously served on the board of directors of Deciphera from May 2018 until its acquisition by ONO Pharmaceutical in June 2024; Constellation Pharmaceuticals, Inc., a clinical-stage public biotechnology company, from September 2018 until its acquisition by MorphoSys AG in July 2021, and Ignyta, Inc., a publicly traded precision oncology company, from December 2016 until its acquisition by Roche Holding AG in February 2018. Mr. Hoerter holds a B.A. from Bucknell University, an M.B.A. from Tilburg University, and an M.S. in management from Purdue University.

We believe that Mr. Hoerter is qualified to serve on our board of directors due to his global management and commercial experience in the biotechnology industry and his experience serving as a public company director.

Angie You, Ph.D., has served as a member of our board of directors since November 2021. Since March 2023, Dr. You has served as Chief Executive Officer and member of the board of directors of Architect Therapeutics, LLC, a biotechnology company, and since February 2022, Dr. You has served as a senior advisor to Frasier Healthcare. From April 2022 to May 2023, Dr. You served as advisor to Casdin Capital. From December 2018 to January 2022, Dr. You served as Chief Executive Officer of Amunix Pharmaceuticals, Inc. (“Amunix”), an immuno-oncology company, when Amunix was acquired by Sanofi S.A. From September 2014 to December 2018, Dr. You served as Chief Business & Strategy Officer and Head of Commercial at Sierra Oncology, Inc., where she helped the company through a successful initial public offering and led the company’s strategic and transactional business and commercial efforts. Dr. You has served as a member of the board of directors of Candid Therapeutics, Inc. a biotechnology company, since October 2024 and as a member of the board of directors of Attovia Therapeutics, a biotechnology company, since July 2024. From April 2022 to March 2024, Dr. You served on the board of directors of RayzeBio, Inc, a biotechnology company. Dr. You holds an A.B. in Chemistry from Harvard College and a Ph.D. in Biochemistry from Harvard University.

We believe that Dr. You is qualified to serve on our board of directors due to her drug development expertise and commercial strategy expertise in the biotechnology industry and her experience serving as a public company director.

Continuing Directors

Richard Heyman, Ph.D., has served as a member of our board of directors since March 2015 and as Chairman of our board of directors since May 2018. Dr. Heyman also served as our President and Chief Executive Officer from November 2015 to May 2016 and as our Acting President and Chief Executive Officer from November 2017 to May 2018. Since 2019, Dr. Heyman has served as a venture partner for Arch Ventures, a venture capital firm. From August 2013 to April 2015, Dr. Heyman served as President and Chief Executive Officer of Seragon, which was acquired by Genentech in 2014. Prior to that, he served as Co-Founder, President and Chief Executive Officer of Aragon Pharmaceuticals, Inc., a biotechnology company that was acquired by Johnson & Johnson, a medical device, pharmaceutical and consumer packaged goods company, in 2013. Dr. Heyman currently serves on the board of directors of Architect Therapeutics LLC, a biotechnology company, since 2023, PMV Pharma since 2020, Vividion since 2018, and Enliven Therapeutics, a biotechnology company, since 2021. From June 2015 to March 2023, Dr. Heyman served on the board of directors and as Executive Chairman and Co-Founder of Metacrine, Inc., a biotechnology company. Dr. Heyman also served on the board of directors of Gritstone Bio, a biotechnology company, from 2016 to 2022, Yumanity Therapeutics, Inc., a biotechnology company, from 2016 to 2022, Amunix Pharmaceuticals Inc., a biotechnology company, from 2019 to 2021, and RayzeBio, Inc., a biotechnology company, from 2022 to 2024. He is Vice Chair of the Board of Trustees at the Salk Institute, on the Board Foundation for the American Association for Cancer Research and on the executive committee at the University of California at San Diego Moores Cancer Center. Dr. Heyman received a B.S. in chemistry from the University of Connecticut and a Ph.D. in pharmacology from the University of Minnesota.

We believe that Dr. Heyman is qualified to serve on our board of directors because of his perspective having previously served as our President and Chief Executive Officer and more recently as our Acting President and Chief Executive Officer, his scientific background and his extensive career in the biotechnology industry.

Lori Kunkel, M.D., has served as a member of our board of directors since June 2020. Since June 2016, Dr. Kunkel has been a principal and owner of LAK505, LLC, a biotechnology consulting company. Dr. Kunkel has served as a member of the board of directors, compensation committee, and development committee of Nurix Therapeutics, Inc., a private biotechnology company, since August 2019, as a member of the board of directors of K36 Therapeutics, Inc., a private biotechnology company, since December 2021, and as a member of the board of directors of Enliven Therapeutics, Inc., a biopharmaceutical company, since April 2024. Dr. Kunkel previously served on the board of directors of biotechnology companies Maverick Therapeutics, Inc., from January 2017 to April 2021, Loxo Oncology, Inc., from October 2014 to February 2019 and Tocagen Inc., from September 2015 to June 2020 (and as acting Chief Medical Officer from November 2018 to April 2019), and as a member of the board of directors, compensation committee, nominating and governance committee and development committee of Curis, Inc., a public biotechnology company, from November 2016 to September 2022, and several private companies. Dr. Kunkel received a B.A. from University of California, San Diego and an M.D. from University of Southern California. She is board certified in internal medicine and held board certifications in hematology and oncology.

We believe that Dr. Kunkel is qualified to serve on our board of directors due to her medical and scientific background and her experience in the biotechnology industry.

Jacob M. Chacko, M.D., has served as our Chief Executive Officer and as a member of our board of directors since May 2018 and as our President since May 2019. From May 2014 to February 2018, he served as Chief Financial Officer of Ignyta, Inc., a precision oncology company that was acquired in February 2018 by Roche Holding AG. From August 2008 to May 2014, Dr. Chacko served as Vice President at TPG Capital, a private equity investment firm. Prior to that, Dr. Chacko was a consultant to healthcare clients at McKinsey & Company, a management consulting firm. He has served as chair of the board of directors of Bright Peak Therapeutics, Inc., a private biotechnology company, since November 2021 and as a member of the board of directors of 4D Molecular Therapeutics, Inc., a public clinical stage biotechnology company, since March 2019. Dr. Chacko served on the board of directors of Turning Point Therapeutics, Inc., a public biotechnology company, from November 2018 to March 2021 and on the board of directors of Bonti, Inc. (“Bonti”), a private biotechnology company, from February 2018 to October 2018, when Bonti was acquired by Allergan plc. Dr. Chacko holds a B.A. in biology and B.S. in gerontology from the University of Southern California, an M.D. from University of California, Los Angeles, an M.B.A. from Harvard Business School and an M.Sc. from Oxford University.

We believe that Dr. Chacko is qualified to serve on our board of directors because of the perspective and experience he provides as our President and Chief Executive Officer, as well as his broad experience within the biotechnology industry, particularly his financial, strategic and medical expertise.

Mardi C. Dier has served as a member of our board of directors since February 2020. Ms. Dier has served as Chief Financial Officer of Madrigal Pharmaceuticals, Inc., a public biopharmaceutical company, since February 2024. From November 2022 to August 2023, Ms. Dier served as Chief Financial Officer and Chief Business Officer of ACELYRIN, Inc., a biotechnology company. From October 2020 to November 2022, Ms. Dier served as Executive Vice President and Chief Financial Officer of Ultragenyx Pharmaceutical Inc. Ms. Dier has served as Executive Vice President and Chief Financial Officer of Portola Pharmaceuticals from November 2013 through the acquisition by Alexion Pharmaceuticals in July 2020, as its Chief Business Officer from October 2018 and as a Senior Vice President and Chief Financial Officer from August 2006 to November 2013. From 2003 to 2006, Ms. Dier served as Vice President of Investor Relations at Chiron Corporation, a biotechnology company. From 1994 to 2001, Ms. Dier served as a Director, Investment Banking at Prudential Securities, Inc., a securities firm. Ms. Dier has served as a member of the board of directors and chair of the audit committee of Prelude Therapeutics, Inc., a clinical-stage precision oncology company, since August 2020, as a member of the board of directors of Synthekine, Inc., a biotechnology company, since May 2021, and as a member of the board of directors of Healthcare Royalty Partners, a healthcare investment firm, since December 2022. Ms. Dier served as a member of the board of directors and audit committee of Adamas Pharmaceuticals, Inc., a biotechnology company, from October 2017 to May 2021. Ms. Dier holds a B.S. in Biology from Stanford University and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los Angeles.

We believe Ms. Dier is qualified to serve on our board of directors because of her experience in the biotechnology industry and her extensive experience in finance and accounting.

Director Independence

Our common stock is listed on The Nasdaq Global Select Market. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of our audit committee, our board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of Ms. Dier, Dr. Heyman, Mr. Hoerter, Dr. Kunkel or Dr. You, representing five of our six current directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent” as that term is defined under the rules of Nasdaq. Our board of directors also determined that Ms. Dier (committee chairperson), Mr. Hoerter, and Dr. You, who currently comprise our audit committee, and Dr. Heyman (committee chairperson), Mr. Hoerter and Dr. Kunkel, who currently comprise our compensation committee, satisfy the independence standards for committee members established by applicable SEC rules and the listing standards of Nasdaq.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Party Transactions.”

There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors is currently chaired by Dr. Heyman. As a general policy, our board of directors believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the board of directors as a whole. As such, Dr. Chacko serves as our President and Chief Executive Officer while Dr. Heyman serves as our Chairman of the board of directors but is not an officer. We expect and intend the positions of Chairman of the board of directors and Chief Executive Officer to continue to be held by two individuals in the future.

Board Meetings and Committees

During 2024, our board of directors held four meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

It is the policy of our board of directors to regularly have separate meeting times for independent directors without management. Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee has the composition and responsibilities described below.

Audit Committee

The members of our audit committee are Ms. Dier, Mr. Hoerter and Dr. You, each of whom is a non-employee member of our board of directors. Ms. Dier serves as the chairperson of our audit committee. All members of our audit committee meet the requirements for independence and financial literacy of audit committee members under current Nasdaq listing standards and SEC rules and regulations. Our audit committee chairperson, Ms. Dier is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and she possesses financial sophistication, as defined under Nasdaq listing standards. The responsibilities of our audit committee include, among other things:

•	selecting and hiring the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	approving audit and non-audit services and fees;

•

reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	preparing the audit committee report that the SEC requires to be included in our annual proxy statement;

•	reviewing reports and communications from the independent registered public accounting firm;

•	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

•	reviewing our policies on risk assessment and risk management;

•	reviewing cybersecurity and data security risks and mitigation strategies;

•	reviewing, approving and monitoring related party transactions; and

•

establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. A copy of the charter of our audit committee is available on our website at www.oricpharma.com in the Corporate Governance section of our Investor Relations webpage. During 2024, our audit committee held four meetings.

Compensation Committee

The members of our compensation committee are Drs. Heyman and Kunkel and Mr. Hoerter, each of whom is a non-employee member of our board of directors. Dr. Heyman serves as the chairperson of our compensation committee. All members of our compensation committee meet the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our board of directors relating to compensation of our executive officers. The responsibilities of our compensation committee include, among other things:

•	overseeing our overall compensation philosophy and compensation policies, plans and benefit programs;

•	reviewing and approving or recommending to the board of directors for approval compensation for our executive officers and directors;

•	preparing the compensation committee report that the SEC will require to be included in our annual proxy statement; and

•	administering our equity compensation plans.

Our compensation committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at www.oricpharma.com in the Corporate Governance section of our Investor Relations webpage. During 2024, our compensation committee held five meetings.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Drs. Heyman and You and Ms. Dier. Dr. Heyman serves as the chairperson of our nominating and corporate governance committee. All members of our nominating and corporate governance committee meet the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. The responsibilities of our nominating and corporate governance committee include, among other things:

•	identifying, evaluating and making recommendations to our board of directors regarding nominees for election to our board of directors and its committees;

•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting; and

•	evaluating the performance of our board of directors and of individual directors.

Our nominating and corporate governance committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at www.oricpharma.com in the Corporate Governance section of our Investor Relations webpage. During 2024, our nominating and corporate governance committee held three meetings.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company, except for Dr. Heyman who has previously served as an executive officer. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

The nominating and corporate governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the nominating and corporate governance committee from other sources.

In its evaluation of director candidates, including the members of our board of directors eligible for re-election, the nominating and corporate governance committee will consider such factors as character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound judgement, tenure on the board of directors and skills that are complementary to the board of directors, an understanding of ORIC’s business, an understanding of the responsibilities that are required of a member of the board of directors, other time constraints, diversity with respect to professional background, education, race, ethnicity, gender, age, geography and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors. The nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.

The nominating and corporate governance committee may propose to our board of directors a candidate recommended or offered for nomination by a stockholder as a nominee for election to our board of directors. Additionally, the nominating and corporate governance committee may pay fees to third parties to assist in identifying or evaluating director candidates.

Stockholder Recommendations for Nominations to the Board of Directors

A stockholder that wants to recommend a candidate for election to our board of directors should direct the recommendation in writing by letter to the Company, attention of the Secretary, at 240 E. Grand Ave, 2nd Floor, South San Francisco, California 94080. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, the class and number of our securities beneficially owned by the candidate, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

A stockholder that instead desires to nominate a person directly for election to our board of directors at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in Section 2.4 of the Company’s bylaws and the rules and regulations of the SEC.

For additional information regarding stockholder recommendations for director candidates, see “Questions and Answers About the Annual Meeting—
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
”
Communications with the Board of Directors
Our board of directors believes that management speaks for ORIC Pharmaceuticals, Inc. Individual board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that board members would do this with knowledge of management and, in most instances, only at the request of management.
In cases where stockholders and other interested parties wish to communicate directly with our non-management
directors, messages can be sent to our Secretary, at ORIC Pharmaceuticals, Inc., 240 E. Grand Ave, 2nd Floor, South San Francisco, California 94080, Attn: Secretary. Our Secretary monitors these communications and will provide a summary of all received messages to the board of directors at each regularly scheduled meeting of the board of directors. Our board of directors generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board or non-management
director, of independent advisors or of Company management, as our Secretary considers appropriate.
Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.
This procedure for stockholder and other interested party communications with the non-management
directors is administered by our nominating and corporate governance committee. This procedure does not apply to (a) communications to non-management
directors from officers or directors of the Company who are stockholders, (b) stockholder proposals submitted pursuant to
Rule 14a-8
under the Exchange Act, or (c) communications to the audit committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and other dispositions of our securities by our board of directors, officers and employees, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. We will not engage in transactions in our securities, except in compliance with applicable securities laws.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales of our securities, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, we have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of business conduct and ethics is available on our website at www.oricpharma.com in the Corporate Governance section of our Investor Relations webpage. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or our directors on our website or in a current report on Form 8-K.

Role of the Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. Our audit committee monitors cybersecurity, data security risks, mitigation strategies and compliance with legal and regulatory requirements and reviews related party transactions, in addition to oversight of the performance of our external audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

Director Compensation

Under our director compensation policy, each non-employee director receives the cash and equity compensation for board services described below. Our compensation committee has primary responsibility for reviewing and recommending to the board of directors for approval the compensation paid to non-employee directors. Our compensation committee reviews at least annually the type and form of compensation paid to our non-employee directors, which includes a market assessment and analysis by our independent compensation consulting firm, Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), regarding practices at comparable companies. As part of this analysis, Aon reviews non-employee director compensation trends and data from companies comprising the same peer group used by our compensation committee in connection with its review of executive compensation. Based on this review, our compensation committee and board of directors consider adjustments to the non-employee director compensation program in effort to provide competitive compensation to our non-employee directors.

In December 2023 and March 2024, our compensation committee, in consultation with Aon and based on Aon’s analysis of peer data, reviewed our director compensation policy and recommended to the board of directors, and the board of directors approved, an amendment to our director compensation policy to (i) increase the number of shares subject to the initial option award and annual option award to be made to our non-employee directors to 51,200 and 25,600, respectively, (ii) increase the cash compensation for service as a board member paid to our non-employee directors to $40,000, (iii) increase the cash compensation for service as chairperson of the nominating and corporate governance committee (iv) increase the cash compensation for service as a member of the nominating and corporate governance committee, and (v) change the date of grant for the annual option award made to our non-employee directors beginning in 2025. This amendment was approved to more closely align our director equity compensation practices with our comparable companies in an effort to continue to attract and retain non-employee directors. Additionally, the change in the date of grant beginning in 2025 was approved to align the grant date for our stock options with those of our executive and employee focal equity grants so that the exercise price for stock options across our Company is consistent.

Furthermore, in December 2024, our compensation committee, in consultation with Aon and based on Aon’s analysis of peer data, reviewed our director compensation policy and recommended to the board of directors, and the board of directors approved the following changes to the Amended and Restated Director Compensation Policy effective for 2025 (the “2025 Amended and Restated Director Compensation Policy”): (i) increased the number of shares subject to the initial option award and annual option awards to be made to our non-employee directors to 70,000 and 35,000, respectively, and (ii) updated the definition of “change in control” to more closely align with the terms of our 2020 Equity Incentive Plan (the “2020 Plan”). The changes to the 2025 Amended and Restated Director Compensation Policy were approved with the same intent as 2024 changes, which was to provide market competitive compensation in order to attract and retain our highly skilled non-employee directors.

Additionally, the update to the “change in control” language was approved to clarify that an individual who resigns as an employee of the Company to become a non-employee director does not receive the non-employee director acceleration rights with respect to equity awards granted prior to that individual becoming a non-employee director.

The director compensation policy includes a maximum annual limit of $500,000 of cash compensation and equity awards that may be paid, issued or granted to a non-employee director in any fiscal year, increased to $750,000 in the fiscal year the non-employee director joins the board of directors as an outside director. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with GAAP). Any cash compensation paid or equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation.

Cash Compensation

Non-employee directors are entitled to receive the following cash compensation for their services under the policy:

•	$40,000 per year for service as a board member;

•	$40,000 per year for service as chairman of the board;

•	$15,000 per year for service as chairperson of the audit committee;

•	$7,500 per year for service as an audit committee member;

•	$10,000 per year for service as chairperson of the compensation committee;

•	$5,000 per year for service as a compensation committee member;

•	$10,000 per year for service as chairperson of the nominating and corporate governance committee; and

•	$5,000 per year for service as a nominating and corporate governance committee member.

Each non-employee director who serves as the chair of a committee shall not receive the additional annual cash fee as a member of the committee. The chairman of the board of directors shall receive the cash fee for service as chairman of the board in addition to the annual cash fee for service as a board member. All cash payments to non-employee directors are paid quarterly in arrears on a pro-rated basis.

Equity Compensation

Initial Option Award. Each person who first becomes a non-employee director will receive, on the date of the first board of directors or compensation committee meeting occurring on or after the date on which the person first becomes a non-employee director, an initial stock option award to purchase 51,200 shares of our common stock (increasing to 70,000 shares of our common stock effective as of December 12, 2024, as a result of the 2025 Amended and Restated Director Compensation Policy). The initial stock option award will vest as to 1/36th of the total number of shares on each monthly anniversary of the commencement of the individual’s service as a non-employee director, subject to the director’s continued service to us through the applicable vesting date.

Annual Option Award. Each non-employee director automatically will receive, on the date that the Company’s executive officers are made focal equity grants in January of each year, an annual stock option award to purchase 25,600 shares of our common stock (increasing to 35,000 shares of our common stock effective as of December 12, 2024, as a result of the 2025 Amended and Restated Director Compensation Policy), except that the first annual stock option award received by an individual who becomes a non-employee director will be reduced by calculating the number as follows (x) 35,000 shares divided by (y) (1) the total number of fully completed months between the date the individual becomes a non-employee director and the date on which such annual stock option award is granted divided by (2) twelve (12) (rounded to the nearest whole share). Beginning January 1, 2025, the annual stock option award will vest as to 1/12th of the total number of shares on each monthly anniversary of the grant date of the annual stock option award, subject to the director’s continued service to us through the applicable vesting date. Annual stock option awards granted prior to January 1, 2025, will vest in full on the earlier to occur of the one-year anniversary of the grant of such annual stock option award or the business day prior to the next annual meeting of stockholders to occur following the date such award was granted, subject to the non-employee director’s continued service through the applicable vesting date.

In the event of a “change in control” (as defined in our 2020 Plan), each non-employee director will fully vest in their outstanding company equity awards, including any initial stock option award or annual stock option award, immediately prior to the consummation of the change in control. All initial stock option awards and annual stock option awards will have an exercise price equal to the fair market value of a share of our common stock on the date of grant, and a maximum term of 10 years.

The following table presents the total compensation each of our non-employee directors earned during the year ended December 31, 2024. Dr. Chacko was our only employee who served as a director during 2024 and did not receive any additional compensation for his services as a director. See the section titled “Executive Compensation” for information about Dr. Chacko’s compensation.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Richard Heyman, Ph.D.(2)	100,000	146,150	246,150
Mardi C. Dier(3)	60,000	146,150	206,150
Steven L. Hoerter(4)	52,500	146,150	198,650
Lori Kunkel, M.D.(5)	45,000	146,150	191,150
Angie You, Ph.D.(6)	52,500	146,150	198,650

(1)

Consists of grants made in 2024 to the Company’s non-employee directors pursuant to the annual stock option award and a director retention stock option award. The amounts disclosed represent the aggregate grant date fair value of the award as calculated in accordance with ASC 718. These amounts do not correspond to the actual value that may be recognized by the directors upon vesting of the applicable awards. For a discussion of how we calculate stock-based compensation expense, see Note 9 to the Financial Statements included in our Annual Report on Form 10-K filed on February 18, 2025.

(2)	As of December 31, 2024, Dr. Heyman held outstanding option awards covering 198,103 shares.
(3)	As of December 31, 2024, Ms. Dier held outstanding option awards covering 149,675 shares.
(4)	As of December 31, 2024, Mr. Hoerter held outstanding option awards covering 129,633 shares.
(5)	As of December 31, 2024, Dr. Kunkel held outstanding option awards covering 124,440 shares.
(6)	As of December 31, 2024, Dr. You held outstanding option awards covering 124,508 shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of six (6) members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At the Annual Meeting, two Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved Steven L. Hoerter and Angie You, Ph.D. as nominees for election as Class II directors at the Annual Meeting. If elected, each of Mr. Hoerter and Dr. You will serve as Class II directors until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Mr. Hoerter and Dr. You are currently directors of our company, and each has agreed to being named in this proxy statement as nominees. For information concerning the nominees, please see “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Mr. Hoerter and Dr. You. We expect that Mr. Hoerter and Dr. You will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of two Class II directors requires a plurality of the voting power of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote on the election of directors be approved. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TWO DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS II DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2025. KPMG LLP has served as our independent registered public accounting firm since 2018.

At the Annual Meeting, stockholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Stockholder ratification of the appointment of KPMG LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of KPMG LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the voting power of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (i.e., Proposal No. 2), such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2025 if our audit committee believes that such a change would be in the best interests of ORIC and its stockholders. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by KPMG LLP for our fiscal years ended December 31, 2024 and 2023.

	2024	2023
Audit Fees(1)	$605,220	$549,845
Tax Fees(2)	—	8,068
All Other Fees(3)	1,780	1,780

	$607,000	$559,693

(1)

“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of annual financial statements, the review of financial statements included in our quarterly reports, and comfort letters and consents in connection with equity offerings.

(2)	“Tax Fees” consist of fees billed for tax consultation services.
(3)	“All Other Fees” consist of fees billed for a subscription to an online accounting research service.

Auditor Independence

In 2024, there were no other professional services provided by KPMG LLP that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to KPMG LLP for our fiscal years ended December 31, 2024 and December 31, 2023 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the voting power of the shares present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (i.e., Proposal No. 2).

Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2025.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that ORIC Pharmaceuticals, Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee serves as the representative of our board of directors with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our financial statements;

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and

•	the independent registered public accounting firm’s appointment, qualifications and independence.

The audit committee also reviews the performance of our independent registered public accounting firm, KPMG LLP, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The audit committee provides our board of directors such information and materials as it may deem necessary to make our board of directors aware of financial matters requiring the attention of our board of directors. The audit committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in our 2024 Annual Report on Form 10-K with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The audit committee reports on these meetings to our board of directors.

The audit committee has reviewed and discussed the Company’s audited financial statements with management and KPMG LLP, the Company’s independent registered public accounting firm. The audit committee has discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission.

The audit committee has received and reviewed the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the audit committee concerning independence and has discussed with KPMG LLP its independence. In addition, the audit committee has discussed with KPMG LLP its independence from management and the Company, including matters in the letter from KPMG LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with KPMG LLP’s independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the Securities and Exchange Commission. The audit committee also has selected KPMG LLP as the independent registered public accounting firm for fiscal year 2025. Our board of directors recommends that stockholders ratify this selection at the Annual Meeting.

Respectfully submitted by the members of the audit committee of the board of directors:

Mardi C. Dier (Chair)

Steven L. Hoerter

Angie You, Ph.D.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers and their respective ages as of March 31, 2025. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Jacob M. Chacko, M.D.	46	President, Chief Executive Officer and Director
Dominic Piscitelli	51	Chief Financial Officer
Pratik Multani, M.D.	58	Chief Medical Officer

For the biography of Dr. Chacko, please see “Board of Directors and Corporate Governance—Continuing Directors.”

Dominic Piscitelli has served as our Chief Financial Officer since September 2019. From January 2017 to September 2019, he served as Chief Financial Officer of AnaptysBio, Inc., a biotechnology company. From September 2012 to January 2017, Mr. Piscitelli served as the Vice President of Finance at Medivation, Inc., a biotechnology company acquired by Pfizer. Prior to that, Mr. Piscitelli held various positions at Astellas Pharma US, a pharmaceutical company, and OSI Pharmaceuticals, Inc., a pharmaceutical company acquired by Astellas Pharma US. He currently serves as a member of the board of directors, audit committee and compensation committee of Celyad Oncology SA, a clinical-stage biotechnology company and as a member of the board of directors of Alterome Therapeutics, Inc., a private precision oncology company. Mr. Piscitelli holds an M.B.A. and B.S. in accounting and finance from Hofstra University.

Pratik Multani, M.D. has served as our Chief Medical Officer since September 2018. From February 2015 to February 2018, he served as the Chief Medical Officer of Ignyta, which was acquired by Roche Holding AS in February 2018. From April 2009 to January 2015, Dr. Multani was Chief Medical Officer at Fate Therapeutics, Inc., a biotechnology company. Prior to that, Dr. Multani was Vice President of Clinical Development at Kalypsys, Inc. and Senior Vice President of Clinical Development and Chief Medical Officer at Kanisa Pharmaceuticals, Inc. He currently serves on the boards of directors of Chimerix, Inc., which has entered into a definitive agreement to be acquired by Jazz Pharma, and of Erasca, Inc., a public biotechnology company. Dr. Multani holds a B.S. in chemistry and biology from Yale University, an M.S. in epidemiology from Harvard School of Public Health and an M.D. from Harvard Medical School.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the executive officers who report to him. Our Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation amounts for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and individual goal achievement. Our compensation committee then reviews the recommendations and other market data. Our compensation committee makes decisions as each compensation element for each executive officer (excluding our Chief Executive Officer, whose compensation is determined by our board of directors), although it may instead, in its discretion, make recommendations to our board of directors regarding executive compensation.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2024, our compensation committee retained Aon as our independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Aon serves at the discretion of our compensation committee. Our compensation committee engaged Aon to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair. Our named executive officers for 2024, which consist of our principal executive officer and the next two most highly compensated executive officers, are:

•	Jacob M. Chacko, M.D., President and Chief Executive Officer;

•	Dominic Piscitelli, Chief Financial Officer; and

•	Pratik Multani, M.D., Chief Medical Officer.

Summary Compensation Table

The following table sets forth information regarding the compensation of our named executive officers for the years ended December 31, 2024 and December 31, 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Jacob M. Chacko, M.D.	2024	627,333	—	776,900	3,466,878	396,800	14,904	(3)	5,282,815
President and Chief Executive Officer	2023	596,083	—	396,000	1,796,080	350,200	14,720	(4)	3,153,083
Dominic Piscitelli	2024	458,083	—	274,200	1,223,604	210,800	15,272	(5)	2,181,959
Chief Financial Officer	2023	435,584	—	144,000	651,079	204,800	14,358	(6)	1,449,821
Pratik Multani, M.D.	2024	493,583	—	274,200	1,223,604	227,100	14,904	(7)	2,233,391
Chief Medical Officer	2023	476,500	—	144,000	651,079	224,000	14,720	(8)	1,510,299

(1)

With respect to the option awards in 2024 and 2023, the amounts disclosed represent the aggregate grant date fair value of the award as calculated in accordance with ASC 718. All options are also subject to vesting acceleration under certain circumstances as more fully described in the section titled “—Potential Payments Upon Termination or Change in Control.” The amounts in this column do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable awards. For a discussion of how we calculate stock-based compensation expense, see Note 9 to the Financial Statements included in our Annual Report on Form 10-K filed on February 18, 2025.
(2)

The 2024 amounts reported represent cash bonuses earned under our 2024 bonus plan based upon the achievement of company objectives for the year ended December 31, 2024, which were paid in 2025. The 2023 amounts reported represent cash bonuses earned under our 2023 bonus plan based upon the achievement of company objectives for the year ended December 31, 2023, which were paid in 2024. Our bonus plans are more fully described below under the section titled “—Non-Equity Incentive Plan Compensation.”

(3)	The amounts reported represent $13,800 in 401(k) plan matching contributions, $504 for life insurance premiums, and $600 for annual wellness per diem.
(4)	The amounts reported represent $13,200 in 401(k) plan matching contributions, $558 for life insurance premiums, $600 for annual wellness per diem, and $362 for a five-year anniversary payment.
(5)	The amounts reported represent $13,800 in 401(k) plan matching contributions, $504 for life insurance premiums, $600 for annual wellness per diem, and $368 for a five-year anniversary payment.
(6)	The amounts reported represent $13,200 in 401(k) plan matching contributions, $558 for life insurance premiums, and $600 for annual wellness per diem.
(7)	The amounts reported represent $13,800 in 401(k) plan matching contributions, $504 for life insurance premiums, and $600 for annual wellness per diem.
(8)	The amounts reported represent $13,200 in 401(k) plan matching contributions, $558 for life insurance premiums, $600 for annual wellness per diem, and $362 for a five-year anniversary payment.

Non-Equity Incentive Plan Compensation

At the beginning of each of 2023 and 2024, we adopted a bonus plan for our executive and non-executive employees that provides for cash incentives for performance in the applicable year. Each of the 2023 and 2024 bonus opportunities for our executives was based on the assessment by our board of directors of the achievement of company objectives that were established by our board of directors or our compensation committee, as applicable, at the beginning of the applicable year as well as other achievements which occurred during the year. The company objectives for each of 2023 and 2024 consisted of product development and pipeline goals as well as corporate development goals. Based on our performance against the approved company objectives, our board of directors or our compensation committee, as applicable, determined to fund the 2023 bonus plan at 117.5% of the target level and the 2024 bonus plan at 115% of the target level.

The amounts in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” are based on the named executive officer’s target bonus amount multiplied by the achievement percentage set by our board of directors or our compensation committee, as applicable, consistent with the determinations under the applicable year’s bonus plan (and further pro-rated based on the period of time during which they were employed with us during the year).

Inducement Plan
The 2022 Inducement Equity Incentive Plan (the “Inducement Plan”) was established by the compensation committee of our board of directors on March 1, 2022, and amended on March 26, 2024, and March 11, 2025, with the purpose of attracting and retaining employees for our success. In accordance with Nasdaq rules, this plan is used to offer equity awards as material inducements for new employees to join us. Subject to adjustment for certain changes in our capitalization, the maximum aggregate number of shares that were initially available for use under the Inducement Plan was 500,000. On March 26, 2024, the compensation committee approved an increase in the number of shares reserved for issuance under the Inducement Plan by 650,000 shares, for an aggregate amount of 1,150,000 shares. On March 11, 2025, the compensation committee approved an increase in the number of shares reserved for issuance under the Inducement Plan by 1,100,000 shares, for an aggregate amount of 2,250,000 shares. The equity grants awarded under the Inducement Plan are expected to be primarily in the form of stock options and restricted stock units but this plan also provides for the granting of other types of equity awards. As of December 31, 2024, we had granted 792,686 non-qualified
stock options and 112,921 restricted stock units under the Inducement Plan.
Outstanding Equity Awards at Fiscal
Year-End
The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2024:

Name	Grant date		Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Option exercise price ($) (1)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($) (2)
Jacob M. Chacko, M.D.	5/10/2018	(3)	850,500			1.60	5/10/2028
	7/20/2022	(4)	352,429	85,071	(5)	4.36	7/20/2032
	7/20/2022	(4)	350,416	229,584	(6)	4.36	7/20/2032
	2/01/2022	(4)
	2/01/2023	(4)	183,333	216,667	(7)	6.00
	2/01/2023	(4)						22,000	(8)	177,540
	1/02/2024	(4)		510,000	(9)	9.14	1/02/2034
	1/02/2024	(4)						56,667	(10)	457,303
Dominic Piscitelli	7/20/2022	(4)	236,630	57,120	(5)	4.36	7/20/2032
	7/20/2022	(4)	120,077	78,673	(6)	4.36	7/20/2032
	2/01/2022	(4)						6,042	(7)	55,586
	2/01/2023	(4)	66,458	78,542	(8)	6.00
	2/01/2023	(4)						16,000	(9)	147,200
	1/02/2024	(4)		180,000		9.14	1/02/2034
	1/02/2024	(4)						20,000		161,400
Pratik Multani, M.D.	9/20/2018	(3)	231,250			1.60	9/20/2028
	7/20/2022	(4)	118,819	28,681	(5)	4.36	7/20/2032
	7/20/2022	(4)	120,077	78,673	(6)	4.36	7/20/2032
	2/01/2022	(4)					7/20/2032	6,042	(7)	55,586
	2/01/2023	(4)	66,458	78,542	(8)	6.00
	2/01/2023	(4)						16,000	(9)	147,200
	1/02/2024	(4)		180,000		9.14	1/02/2034
	1/02/2024	(4)						20,000		161,400

(1)	This column represents the fair market value of a share of our common stock on the date of grant, as determined by our board of directors.

(2)	Market value is calculated based on the closing price of our common stock on December 31, 2024 (the last trading day of our fiscal year), which was $8.07.
(3)	Granted pursuant to our 2014 Equity Incentive Plan (the “2014 Plan”).
(4)	Granted pursuant to our 2020 Plan.
(5)
Options will vest as to
one-third
of the underlying shares on the
one-year
anniversary of July 20, 2022, and as to 1/36th of the underlying shares monthly thereafter on the 20th calendar day of each month over an additional period of two years, subject to continued service to us through each such vesting date. The award also is subject to vesting acceleration under certain circumstances as more fully described in the section titled “—Potential Payments Upon Termination or Change in Control.”

(6)
Options will vest as to
one-fourth
of the underlying shares on the
one-year
anniversary of July 20, 2022, and as to 1/48th of the underlying shares monthly thereafter on the on the 20th calendar day of each month over an additional period of three years, subject to continued service to us through each such vesting date. The award also is subject to vesting acceleration under certain circumstances as more fully described in the section titled “—Potential Payments Upon Termination or Change in Control.”

(7)
Options will vest as to
one-fourth
of the underlying shares on the
one-year
anniversary of February 1, 2023, and as to 1/48th of the underlying shares monthly thereafter on the 1st calendar day of each month over an additional period of three years, subject to continued service to us through each such vesting date. The award also is subject to vesting acceleration under certain circumstances as more fully described in the section titled “—Potential Payments Upon Termination or Change in Control.”

(8)
One-third
of the restricted stock unit award will vest on each of December 15, 2023, December 15, 2024 and December 15, 2025, subject to continued service to us through each such vesting date. The award also is subject to vesting acceleration under certain circumstances as more fully described in the section titled “—Potential Payments Upon Termination or Change in Control.”

(9)
Options will vest as to
one-fourth
of the underlying shares on the
one-year
anniversary of January 2, 2025, and as to 1/36th of the underlying shares monthly thereafter on the second calendar day of each month over an additional period of three years, subject to continued service to us through each such vesting date. The award also is subject to vesting acceleration under certain circumstances as more fully described in the section titled “—Potential Payments Upon Termination or Change in Control.”

(10)
One-third
of the restricted stock unit award will vest on each of December 15, 2024, December 15, 2025 and December 15, 2026, subject to continued service to us through each such vesting date. The award also is subject to vesting acceleration under certain circumstances as more fully described in the section titled “—Potential Payments Upon Termination or Change in Control.”

Employment Arrangements with Our Named Executive Officers
Jacob M. Chacko, M.D.
We have entered into a confirmatory employment letter with Dr. Chacko, our President and Chief Executive Officer. The confirmatory employment letter has no specific term and provides for at-will
employment. Dr. Chacko’s current annual base salary is $660,000, and Dr. Chacko’s current annual target bonus is 55% of his annual base salary, each of which was approved by the board of directors in December 2024 and effective as of February 1, 2025. As of December 31, 2024, Dr. Chacko’s annual base salary was $630,000, and Dr. Chacko’s annual target bonus was 55% of his annual base salary.
Dr. Chacko is eligible for severance and change in control benefits, as more fully described in “—Potential Payments upon Termination or Change in Control.”
Dominic Piscitelli
We have entered into a confirmatory employment letter with Mr. Piscitelli, our Chief Financial Officer. The confirmatory employment letter has no specific term and provides for at-will
employment. Mr. Piscitelli’s current annual base salary is $485,000, and Mr. Piscitelli’s current annual target bonus is 40% of his annual base salary, each of which was
approved
by the compensation committee in December 2024. As of December 31, 2024 and effective as of February 1, 2025, Mr. Piscitelli’s annual base salary was $460,000, and Mr. Piscitelli’s annual target bonus was 40% of his annual base salary.
Mr. Piscitelli is eligible for severance and change in control benefits, as more fully described in “—Potential Payments upon Termination or Change in Control.”
Pratik Multani, M.D.
We have entered into a confirmatory employment letter with Dr. Multani, our Chief Medical Officer. The confirmatory employment letter currently has no specific term and provides for at-will
employment. Dr. Multani’s current annual base salary is $515,000, and Dr. Multani’s current annual target bonus is 40% of his annual base salary, each of which was approved by the compensation committee in December 2024 and effective as of February 1, 2025. As of December 31, 2024, Dr. Multani’s annual base salary was $495,000, and Dr. Multani’s annual target bonus was 40% of his annual base salary.
Dr. Multani is eligible for severance and change in control benefits, as more fully described in “—Potential Payments upon Termination or Change in Control.”
Potential Payments upon Termination or Change in Control
We adopted a Change in Control and Severance Policy, or our Severance Policy, pursuant to which our named executive officers and certain other key employees are eligible to receive severance benefits, as specified in and subject to the employee signing a participation agreement under our Severance Policy. This Severance Policy was developed with input from Aon regarding severance practices at comparable companies. It is designed to attract, retain and reward senior level employees. Each of our named executive officers signed a participation agreement under our Severance Policy providing for the rights to the applicable payments and benefits described below. The Severance Policy is in lieu of any other severance payments and benefits to which our named executive officers and key employee were entitled prior to signing the participation agreement under the Severance Policy.
In the event of a termination of the employment of a named executive officer by the named executive officer for “good reason” or by us for a reason other than “cause,” death or “disability” (as such terms are defined in our Severance Policy), in each case, that occurs outside a period beginning on a “change in control” (as defined in our Severance Policy) and ending twelve months following a change in control (such period, the “change in control period”), then the named executive officer will be entitled to, in addition to any accrued benefits, the following payments and benefits:

•	payment of his base salary as in effect immediately prior to his termination of employment for a period of nine months (twelve months, in the case of Dr. Chacko) following his termination date;

•
continuing payments equal to the monthly premium cost of continued health coverage under COBRA, for him and his eligible dependents for a period of up to nine months (twelve months, in the case of Dr. Chacko) if he timely elects COBRA coverage, or a taxable lump sum payment in lieu thereof equal to nine months (twelve months, in the case of Dr. Chacko) of such premiums; and

•
in the case of Dr. Chacko only, acceleration of vesting of his then outstanding time-based equity awards that would have become exercisable had he continued to be employed for an additional twelve months following the date of his termination of employment.

In the event of a termination of the employment of a named executive officer by the named executive officer for “good reason” or by us for a reason other than “cause,” death or “disability,” in each case, that occurs within the change in control period, then the named executive officer will be entitled to, in addition to any accrued benefits, the following payments and benefits:

•
a lump sum payment equal to twelve months (eighteen months, in the case of Dr. Chacko) of the named executive officer’s annual base salary as in effect immediately prior to the named executive officer’s termination of employment;

•
a lump sum payment equal to 100% (150%, in the case of Dr. Chacko) of the named executive officer’s target annual bonus for the year in which the named executive officer’s termination of employment occurred;

•
continuing payments equal to the monthly premium cost of COBRA, for a period of up to twelve months (eighteen months in the case of Dr. Chacko) if he timely elects COBRA coverage, or a taxable lump sum payment in lieu thereof equal to twelve months (eighteen months, in the case of Dr. Chacko) of such premiums; and

•
all unvested shares subject to then-outstanding equity awards held by each named executive officer will accelerate in full and, in the case of performance-based awards, all performance goals will be deemed achieved at 100% unless otherwise set forth in his award.

The receipt of the payments and benefits provided for under the Severance Policy described above is conditioned on the named executive officer signing and not revoking a separation and release of claims agreement and such release becoming effective and irrevocable no later than the 60th day following the named executive officer’s termination of employment.
If any of the payments or benefits provided for under the Severance Policy or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax
benefits to them. We are not obligated to provide any tax
gross-up
payments to our named executive officers.
Compensation Recovery (Clawback)
In September 2023, the compensation committee adopted our Compensation Recovery Policy, filed as Exhibit 97.1 to our Annual Report on Form
10-K
filed on March 11, 2024, in accordance with the SEC and Nasdaq requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. This policy provides for the non-discretionary
recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, whether or not the executive officer was at fault for the restatement, in accordance with such SEC and Nasdaq requirements.

The Company’s Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We do not have any formal policy
that
requires us to grant, or avoid granting, equity-based compensation to our executive officers at certain times. It is the compensation committee’s practice to generally avoid granting equity awards during periods in which there is material non-public
information about the Company. Consistent with our annual compensation cycle, the compensation committee has for several years granted annual equity awards to our executive officers at the beginning of each fiscal year. Prior to 2025, non-employee
directors received annual equity awards, consistent with our then-current Amended and Restated Outside Director Compensation Policy, on the date of the annual meeting of our stockholders. In 2024 our board of directors adopted an updated Amended and Restated Outside Director Compensation Policy, pursuant to which non-employee
directors are granted annual equity awards concurrently with our executive officers at the beginning of each fiscal year. The timing of any equity grants to executive officers in connection with new hires, promotions, or other non-routine
grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date). Outside of our annual equity award cycle, we may grant equity awards at other times throughout the year, such as to new employee hires, to employees receiving promotions, for retention purposes, or in other relevant circumstances. Under the Inducement Plan, which is only available for grants to new employees, we also grant equity awards at the time of the new employee joining us. As a result, in all cases, the timing of grants of equity awards, including stock options, occurs independent of the release of any material nonpublic information.
We do not time the
disclosure
of material nonpublic information for the purpose of affecting the value of equity-based compensation.
No stock options were issued to executive officers in 2024 during any period beginning four business days before the filing or furnishing of a periodic report or current report disclosing material non-public
information and ending one business day after the filing or furnishing of such report with the SEC.
Equity Compensation Plan Information
The following table provides information as of December 31, 2024 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Awards and rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	10,806,352	$5.69	3,262,176	(2)
Equity compensation plans not approved by security holders (3)	905,607	$8.65	221,291
Total	11,711,959	$5.87	3,483,467

(1)
Includes our 2014 Plan, 2020 Plan and 2020 Employee Stock Purchase Plan (the “2020 ESPP”). The 2020 Plan provides for an annual, automatic increase to the number of shares of common stock authorized for issuance thereunder, effective as of the first day of each fiscal year, by an amount equal to the least of (a) 2,656,500 Shares (as defined in the 2020 Plan), (b) 5% of the outstanding shares of all classes of the Company’s common stock on the last day of the immediately preceding fiscal year or (c) such amount determined by the Administrator (as defined in the 2020 Plan). The 2020 ESPP provides for an annual, automatic increase to the number of shares of common stock authorized for issuance thereunder, effective as of the first day of each fiscal year, by an amount equal to the least of (a) 500,000 shares, (b) 1% of the outstanding shares of all classes of the Company’s common stock on the last day of the immediately preceding fiscal year or (c) such lesser amount determined by the Administrator (as defined in the ESPP).

(2)	Includes 2,429,915 shares available for grant under the 2020 Plan and 832,261 shares available for purchase under the 2020 ESPP.
(3)
The 2022 Inducement Plan was adopted by the compensation committee of our board of directors on March 1, 2022 and amended on March 26, 2024, and March 11, 2025. As of March 31, 2025, there were 1,236,941 shares available for grant under the 2022 Inducement Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 31, 2025 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of the named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.

We have based our calculation of the percentage of beneficial ownership on 71,078,511 shares of our common stock outstanding as of March 31, 2025. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2025, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o ORIC Pharmaceuticals, Inc., 240 E. Grand Ave, 2nd Floor, South San Francisco, California 94080.

	Shares beneficially owned
Name of beneficial owner	Shares	Percentage
5% stockholders:
Pfizer Inc.(1)	5,376,344	7.56%
Entities affiliated with Nextech Crossover LP(2)	5,285,714	7.44%
Entities affiliated with BlackRock, Inc.(3)	5,101,817	7.18%
Entities affiliated with Venrock Healthcare Capital Partners LLC(4)	4,428,385	6.23%
Entities affiliated with Frazier Life Sciences(5)	4,142,855	5.83%
Entities affiliated with Viking Global Investors(6)	4,000,000	5.63%
Entities affiliated with Alkeon Capital Management, LLC(7)	3,904,096	5.49%
The Column Group II, LP(8)	3,730,834	5.25%

Named executive officers and directors:
Jacob M. Chacko, M.D.(9)	2,848,175	3.89%
Pratik Multani, M.D.(10)	699,663	*
Dominic Piscitelli(11)	666,537	*
Mardi C. Dier(12)	134,818	*
Richard Heyman, Ph.D.(13)	412,018	*
Steven L. Hoerter(14)	114,776	*
Lori Kunkel, M.D.(15)	130,083	*
Angie You, Ph.D.(16)	109,651	*
All current executive officers and directors as a group (8 persons)(17)	5,115,721	6.82%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)

Based on the statement on Schedule 13G filed with the SEC on December 29, 2022, Pfizer Inc. has sole voting power and sole dispositive power over 5,376,344 shares of our common stock as of December 23, 2022. The address of Pfizer Inc. is 235 E. 42nd Street, New York, NY 10017.

(2)

Based on information provided to us by the holder, Nextech Crossover I SCSp (“Nextech Crossover LP”) holds 5,285,714 shares of our common stock directly. Ian Charoub, Costas Constantinides and Rocco Sgobbo share voting and dispositive power over the 5,285,714 shares held by Nextech Crossover LP. The address for each of Nextech Crossover LP, Ian Charoub, Costas Constantinides and Rocco Sgobbo is 8 rue Lou Hemmer, L-1748 Luxembourg-Findel, Grand-Duché de Luxembourg.

(3)

Based on the statement on Schedule 13G filed with the SEC on November 8, 2024, Blackrock, Inc., a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G), has sole voting power and sole dispositive power over 4,937,604 shares of our common stock as of September 30, 2024. Each of BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Fund Managers Ltd, BlackRock Japan Co., Ltd., and BlackRock Investment Management, LLC has shared voting power and shared dispositive power over 5,101,817 shares of our common stock as of September 30, 2024. The address for each of BlackRock, Inc., BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Fund Managers Ltd, BlackRock Japan Co., Ltd., and BlackRock Investment Management, LLC is 50 Hudson Yards, New York, NY 10001.

(4)

Based on the statement on Schedule 13G filed with the SEC on February 1, 2024, Venrock Healthcare Capital Partners III, L.P., VHCP Co-Investment Holdings III, LLC, Venrock Healthcare Capital Partners EG, L.P., VHCP Management III, LLC, VHCP Management EG, LLC, Nimish Shah and Bong Koh each has sole voting power and sole dispositive power over 4,428,385 shares of our common stock as of January 22, 2024. VHCP Management III, LLC is the general partner of Venrock Healthcare Capital Partners III, L.P. and the manager of VHCP Co-Investment Holdings III, LLC. VHCP Management EG, LLC is the general partner of Venrock Healthcare Capital Partners EG, L.P. Messrs. Shah and Koh are the voting members of VHCP Management III, LLC and VHCP Management EG, LLC. The address of the entities affiliated with Venrock Healthcare Capital Partners LLC is 7 Bryant Park, 23rd Floor, New York, New York 10018.

(5)

Based on the statement on Schedule 13G filed with the SEC on January 25, 2024, FHMLSP, L.P. is the general partner of Frazier Life Sciences Public Fund, L.P. (“FLS Public Fund”) and FHMLSP, L.L.C. is the general partner of FHMLSP, L.P. Albert Cha, James N. Topper, Patrick J. Heron and James Brush are the managing directors of FHMLSP, L.L.C. and therefore share voting and investment power over the 1,778,989 shares held by FLS Public Fund. FHMLSP Overage, L.P., is the general partner of Frazier Life Sciences Public Overage Fund, L.P. (“FLS Overage Fund”) and FHMLSP Overage, L.L.C. is the general partner of FHMLSP Overage, L.P. Dr. Cha, Dr. Topper, Mr. Heron and Dr. Brush are the members of FHMLSP Overage, L.L.C. and therefore share voting and investment power over the 1,223,568 shares held by FLS Overage Fund. FHMLS X, L.P. is the general partner of Frazier Life Sciences X, L.P. (“FLS X”), and FHMLS X, L.L.C. is the general partner of FHMLS X, L.P. Mr. Heron and Dr. Topper are the members of FHMLS X, L.L.C. and therefore share voting and investment power over the 380,388 shares held by FLS X. FHMLS XI, L.P. is the general partner of Frazier Life Sciences XI, L.P. (“FLS XI”), and FHMLS XI, L.L.C. is the general partner of FHMLS XI, L.P. Mr. Heron, Dr. Topper and Daniel Estes are the members of FHMLS XI, L.L.C. and therefore share voting and investment power over the 759,910 shares held by FLS XI. The address of the entities affiliated with Frazier Life Sciences is c/o Frazier Life Sciences Management, L.P., 70 Willow Road, Suite 200, Menlo Park, CA 94025.

(6)

Based on the statement on Schedule 13G filed with the SEC on January 30, 2024, Viking Global Opportunities Illiquid Investments Sub-Master LP (the “VGOP”) has the authority to dispose of and vote the 2,680,000 shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (“Opportunities Portfolio GP”), and by Viking Global Investors LP

(“VGI”), which provides managerial services to VGOP. Viking Global Opportunities Drawdown (Aggregator) LP (the “VGOD”) has the authority to dispose of and vote the 1,320,000 shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Drawdown Portfolio GP LLC (“VGOD Portfolio GP”), and by VGI, which provides managerial services to VGOD. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI) and Viking Global Opportunities Parent GP LLC, the sole member of Viking Global Opportunities Drawdown GP LLC (which is the sole member of VGOD Portfolio GP) and the sole member of Viking Global Opportunities GP LLC (which is the sole member of Opportunities GP), have shared authority to direct the voting and disposition of investments beneficially owned by VGI, Opportunities GP and VGOD Portfolio GP. The address of the entities affiliated with Viking Global Investors is c/o Viking Global Investors LP, 600 Washington Boulevard, Stamford, CT 06901.
(7)

Based on the statement on Schedule 13G/A filed with the SEC on November 13, 2024, Alkeon Capital Management, LLC and Panayotis D. Sparaggis, a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G), each has shared voting power and shared dispositive power over 3,904,096 shares of our common stock as of July 31, 2024. The address of Alkeon Capital Management, LLC and Panayotis D. Sparaggis is 350 Madison Avenue, 20th Floor, New York, NY 10017.

(8)

Based on the statement on Schedule 13G/A filed with the SEC on November 14, 2024, each of The Column Group II, LP (“Column II”), The Column Group II GP, LP (“Column II GP-LP”), Peter Svennilson, and David V. Goeddel, Ph.D. has shared voting power and shared dispositive power over 3,540,777 shares, Mr. Svennilson has sole voting power and sole dispositive power over 103,341 shares, and Dr. Goeddel has sole voting power and sole dispositive power over 86,716 shares as of November 14, 2024. Column II GP-LP is the general partner of Column II. Mr. Svennilson and Dr. Goeddel are the Managing Partners of Column II GP-LP and may be deemed to share voting and investment power with respect to the shares reported herein. Each of Mr. Svennilson and Dr. Goeddel disclaim beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any. The address of The Column Group II, LP is 1 Letterman Drive, Building D, Suite M-900, San Francisco, CA 94129.

(9)

Consists of (a) 778,648 shares held of record by Dr. Chacko and (b) 2,069,527 shares subject to options held by Dr. Chacko, which are vested and exercisable within 60 days of March 31, 2025. Excludes 1,487,140 shares subject to options which are not exercisable or restricted stock units that do not vest within 60 days of March 31, 2025.

(10)

Consists of (a) 46,765 shares held of record by Dr. Multani and (b) 652,898 shares subject to options held by Dr. Multani, which are vested and exercisable within 60 days of March 31, 2025. Excludes 514,102 shares subject to options which are not exercisable or restricted stock units that do not vest within 60 days of March 31, 2025.

(11)

Consists of (a) 106,764 shares held of record by Mr. Piscitelli and (b) 559,773 shares subject to options held by Mr. Piscitelli, which are vested and exercisable within 60 days of March 31, 2025. Excludes 522,227 shares subject to options which are not exercisable or restricted stock units that do not vest within 60 days of March 31, 2025.

(12)

Consists of 134,818 shares subject to options held by Ms. Dier, which are vested and exercisable within 60 days of March 31, 2025. Excludes 49,857 shares subject to options which are not exercisable within 60 days of March 31, 2025.

(13)

Consists of (a) 216,272 shares held of record by RAHD Capital, LLC, (b) 12,500 shares held of record by Dr. Heyman, and (c) 183,246 shares subject to options held by Dr. Heyman, which are vested and exercisable within 60 days of March 31, 2025. Excludes 49,857 shares subject to options which are not exercisable within 60 days of March 31, 2025. Dr. Heyman has voting and investment power with respect to the shares held of record by RAHD Capital, LLC.

(14)

Consists of 114,776 shares subject to options held by Mr. Hoerter, which are vested and exercisable within 60 days of March 31, 2025. Excludes 49,857 shares subject to options which are not exercisable within 60 days of March 31, 2025.

(15)

Consists of (a) 68,666 shares held of record by Dr. Kunkel and (b) 61,417 shares subject to options held by Dr. Kunkel, which are vested and exercisable within 60 days of March 31, 2025. Excludes 49,857 shares subject to options which are not exercisable within 60 days of March 31, 2025.

(16)

Consists of 109,651 shares subject to options held by Dr. You, which are vested and exercisable within 60 days of March 31, 2025. Excludes 49,857 shares subject to options which are not exercisable within 60 days of March 31, 2025.

(17)

Consists of (a) 1,229,615 shares beneficially owned by our current executive officers and directors as of March 31, 2025, and (b) 3,886,106 shares subject to options, which are vested and exercisable within 60 days of March 31, 2025. Excludes 2,772,754 shares subject to options which are not exercisable within 60 days of March 31, 2025.

RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of 2024, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws. The indemnification agreements and our amended restated certificate of incorporation and bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Related Party Transaction Policy

Our audit committee will have the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of our audit committee provides that our audit committee shall review and approve in advance any related party transaction.

In February 2020, our board of directors adopted a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our audit committee, subject to limited exceptions. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

OTHER MATTERS

Fiscal Year 2024 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2024 are included in our Annual Report on Form 10-K filed with the SEC on February 18, 2025 (File No. 001-39269). This proxy statement and our annual report are posted in the SEC Filings section of our Investor Relations webpage at www.oricpharma.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to ORIC Pharmaceuticals, Inc., Attention: Investor Relations, 240 E. Grand Ave, 2nd Floor, South San Francisco, California 94080.

Company Website

We maintain a website at www.oricpharma.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

South San Francisco, California

April 23, 2025

styleIPCYour voteC/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 matters!Have your ballot ready and please use one of the methods below for easy voting:Your control numberHave the 12 digit control number located in the box above available when you access the website and follow the instructions.ORIC Pharmaceuticals, Inc. Internet:• www.proxypush.com/ORIC Cast your vote onlineAnnual Meeting of Stockholders • Have your Proxy Card ready• Follow the simple instructions to record your voteFor Stockholders of Record as of April 16, 2025 Phone: Wednesday, June 11, 2025 8:00 AM, Pacific Time 1-866-895-6921Annual meeting to be held via the internet—please visit • Use any touch-tone telephone• Have your Proxy Card ready www.proxydocs.com/ORIC for more details. • Follow the simple recorded instructionsMail:• Mark, sign and date your Proxy Card• Fold and return your Proxy Card in the postage-paidYOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 8:00 AM, Pacific Time, June 11, 2025. Virtual:You must register to attend the meeting online and/or participate at www.proxydocs.com/ORICThis proxy is being solicited on behalf of the Board of DirectorsThe undersigned hereby appoints Jacob M. Chacko, M.D., the Company’s President and Chief Executive Officer, Dominic Piscitelli, the Company’s Chief Financial Officer, and Christian V. Kuhlen, M.D., J.D., the Company’s General Counsel and Secretary, (as “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of ORIC Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDECopyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Proposal_Page—VIFLORIC Pharmaceuticals, Inc. Annual Meeting of StockholdersPlease make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2BOARD OF DIRECTORSPROPOSAL YOUR VOTE RECOMMENDS1. Election of DirectorsFOR WITHHOLD1.01 Steven L. Hoerter FOR#P2# #P2#1.02 Angie You, Ph.D. FOR#P3# #P3#FOR AGAINST ABSTAIN2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for FOR our fiscal year ending December 31, 2025. #P4# #P4# #P4#3. To transact other business that may properly come before the Annual Meeting.You must register to attend the meeting online and/or participate at www.proxydocs.com/ORIC Authorized Signatures—Must be completed for your instructions to be executed.Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.Signature (and Title if applicable) Date Signature (if held jointly) Date